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                               IFR SYSTEMS, INC.
        EXHIBIT (11.0) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                       1997           1996           1995
                                  --------------  -------------  -------------
                                    (000'S OMITTED, EXCEPT PER SHARE DATA)
PRIMARY:
Average shares outstanding                5,420          5,496          5,314
Net effect of dilutive stock
    options-based on the treasury
    stock method using average
    market  price                           194            155            142
                                  --------------  -------------  -------------
Totals                                    5,614          5,651          5,456
                                  --------------  -------------  -------------
Net Income                             $  6,646       $  4,761       $  2,251
                                  --------------  -------------  -------------
Per Share Amount                       $   1.18       $   0.84       $   0.41
                                  --------------  -------------  -------------

FULLY DILUTED:
Average shares outstanding                5,420          5,496          5,314
Net effect of dilutive stock
    options-based on the treasury
    stock method using the period-
    end market price, if greater
    than average market price               250            178            212
Assumed conversion of 10%
    convertible notes                         3             13            119
                                  --------------  -------------  -------------
Totals                                    5,673          5,687          5,645
                                  --------------  -------------  -------------
                                  --------------  -------------  -------------
Net Income                             $  6,646       $  4,761       $  2,251
Add 10% convertible note interest,
    net of federal income tax effect          -              7             58
                                  --------------  -------------  -------------
Totals                                 $  6,646       $  4,768       $  2,309
                                  --------------  -------------  -------------
                                  --------------  -------------  -------------
Per Share Amount                       $   1.17       $   0.84       $   0.41
                                  --------------  -------------  -------------
                                  --------------  -------------  -------------
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